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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  November 6, 1997



                            HORIZON PHARMACIES, INC.
             (Exact name of registrant as specified in its charter)



             TEXAS                       333-25257               75-2441557
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)



         275 W. PRINCETON DRIVE
            PRINCETON, TEXAS                                        75407
(Address of Principal Executive Offices)                         (Zip Code)

                                (972) 736-2424
             (Registrant's telephone number, including area code)


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ITEM 5.     OTHER EVENTS.

     On November 6, 1997, HORIZON Pharmacies, Inc. (the "Registrant") announced that its Board of Directors had approved a three-for-two stock split in the form of a stock dividend. Holders of record of the Registrant's common stock, par value $.01 per share (the "Common Stock"), at the close of business on November 21, 1997 (the "Record Date"), will receive one additional share of Common Stock for each two shares held on the Record Date. The stock dividend will be distributed November 24, 1997. The stock split will increase the number of shares of Common Stock outstanding from approximately 2.9 million to approximately 4.4 million.




















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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        REGISTRANT:

                                        HORIZON PHARMACIES, INC.


Date: November 7, 1997                  By: /s/ Ricky D. McCord
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                                           Ricky D. McCord, President




















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